SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              READ-RITE CORPORATION


-------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                          APPLIED MAGNETICS CORPORATION
-------------------------------------------------------------------------------


       (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     5)   Total fee paid:

          ---------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ---------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------

     3)   Filing Party:

          ---------------------------------------------------------------------

     4)   Date Filed:

          ---------------------------------------------------------------------

          The following is to be distributed by Applied Magnetics Corporation to analysts on or after February 24, 1997.






                          APPLIED MAGNETICS CORPORATION





                 ---------------------------------------------------
                        Overview of Proposed Combination
                           with Read-Rite Corporation
                 ---------------------------------------------------





                                February 24, 1997

APPLIED MAGNETICS CORPORATION
------------------------------------------------------------------------------



    -------------------------------------------------------------------
     This document contains certain forward looking statements with respect to the financial condition, results of operations and business of Applied Magnetics Corporation ("Applied Magnetics"), and assuming the consummation of the proposed business combination, a combined Applied Magnetics/Read-Rite Corporation. In addition, the ability of Applied Magnetics to realize increases in operating income resulting from potential cost savings is also subject to the following uncertainties, among others:
     (a) the ability to integrate the Applied Magnetics and Read-Rite Corporation ("Read-Rite") management and R&D and operations functions on a timely basis, if at all; and (b) the ability to eliminate duplicative functions while maintaining acceptable performance levels. Further information on other factors which could affect the financial results of Applied Magnetics after the proposed business combination is included in filings by Applied Magnetics with the Securities and Exchange Commission, (the "Commission"), including a registration statement on Form S-4 filed with the Commission on February 24, 1997, and the Commission filings incorporated by reference therein.
    -------------------------------------------------------------------

APPLIED MAGNETICS CORPORATION
------------------------------------------------------------------------------
Business Combination with Read-Rite - Strategic Rationale


* Creates one of the world's leading disk head suppliers and the leading supplier of inductive thin film disk heads:

    -     Approximately 40 million HGAs per quarter

    -     Annualized revenue of $1.8 billion


*   Significant cost savings potential:

    -     Eliminate redundant components of combined S,G&A and R&D


*   Potential benefits of greater scale:

    - Strengthened capital structure with a combined equity capitalization of $3.4 billion

    - Enhanced position in an increasingly competitive global marketplace

APPLIED MAGNETICS CORPORATION
-------------------------------------------------------------------------------
Transaction Summary



* Fixed exchange ratio of 0.679 common shares of Applied Magnetics for each common share of Read-Rite.

* Based on Applied Magnetics' closing price on February 21, 1997, the exchange ratio of 0.679 results in $37.50 for each share of Read- Rite -- a 33% premium to Read-Rite's closing price on February 21, 1997.

*   Tax-free to Read-Rite stockholders.

*   Intended to qualify for pooling of interest accounting.


                            (continued on next page)

APPLIED MAGNETICS CORPORATION
---------------------------------------------------------------------

* Registered exchange offer and consent solicitation to be completed under the following proposed time schedule.

          Action                           Estimated Date
    -------------------------              --------------------------


     *   File the preliminary               *   February 24
         exchange offer and written
         consent solicitation
         documents with SEC
     *   Make Hart-Scott-Rodino             *   February 25
         Antitrust filings
     *   Mail exchange offer to             *   Week of April 1
         stockholders
     *   Exchange offer and written         *   Week of April 1
         consent solicitation
         launched
     *   Consent solicitation               *   May/June or earlier upon
         completed                              receipt of consents
                                                representing a majority of
                                                Read-Rite's shares
     *   Applied Magnetics'                 *   Week of June 1 or earlier
         nominees elected and
         approve transaction
     *   Exchange offer and                 *   Week of June 1 or earlier
         transaction completed


*   Significant conditions to the exchange offer include:

  (i)     majority of shares are tendered in exchange offer,

 (ii) majority of Applied Magnetics' shareholders approve share issuance to effect transaction,

(iii)     Delaware Section 203 conditions are satisfied, and

 (iv)     all regulatory approvals are received (Hart-Scott-Rodino).

APPLIED MAGNETICS CORPORATION
------------------------------------------------------------------------------
Merger Highlights

*   Leading supplier of inductive thin film disk heads.

*   Cost savings in excess of $100 million in the first full year.

* Excellent strategic fit between Applied Magnetics' position in thin film and the complementary MR capacities of both companies.

*   Benefits of greater scale.

*   Strengthened R&D.

*   Formidable global patent position.

* Significant premium for Read-Rite shareholders; long-term shareholder value enhancement potential for combined company.

APPLIED MAGNETICS CORPORATION
------------------------------------------------------------------------------
Side-by-Side Comparison
($ in Millions, Except Per Share Data)


                                                            First Quarter
                          Fiscal Year 1996                  Fiscal Year 1997
                    -------------------------------  -------------------------
                            Applied      Read-         Applied          Read-
                           Magnetics     Rite          Magnetics        Rite
                     ----------------   -----------  -------------------------
Revenues                       $345          $991        $122           $252
Gross Profit                     93           104          47             36
Gross Margin                    27%           10%          39%            14%
R&D                              51            52          11             15
S,G&A                             7            44           2             11
Other                             3             4          (1)            (2)
Pre-Tax Income                   33             4          32              9
Net Income                       32           (43)         32              6
Earnings Per Share             1.35         (0.92)       1.10           0.12
Total Assets                    359           909         399            919
Shareholder's Equity            140          454          172            461
Market Capitalization    $1.6 billion  $1.3 billion        --             --
(2/21/97)

APPLIED MAGNETICS CORPORATION
------------------------------------------------------------------------------
Side-by-Side Comparison - Expense and Manufacturing Efficiency
($ in Millions, Except Per Share Data)



                                Applied
                               Magnetics             Read-Rite
                              ---------------     --------------
R&D Expenses                        $51                $52(1)
    % of Sales                    14.8%                  5.3%
S,G&A Expenses                       $7                   $44
    % of Sales                     1.9%                  4.4%
Revenue per P,P&E                 $2.58                 $1.75
Dollar
Revenue per Employee            $63,000               $50,000



(1) Does not include $9 million charge for Censtor planar technology acquisition.

APPLIED MAGNETICS CORPORATION
------------------------------------------------------------------------------


                                APPLIED MAGNETICS
                            Relative Index Graph (1)
                           Daily: 08/01/94 to 02/14/97



                                                         S&P
                                                       Computer
                       Applied                         Hardware
                      Magnetics        Read-Rite        Index         S&P 400
                      ---------        ---------        -----         -------
8/5/94                 100.00%          100.00%        100.00%        100.00%
10/14/94                89.47           115.35          118.65        104.64
12/23/94                63.16           109.45          121.18        102.91
3/3/95                  60.53            99.21          121.56        108.08
05/12/95               100.00           151.97          145.94        117.37
7/21/95                184.21           237.80          157.03        124.30
9/29/95                328.95           229.92          155.78        129.00
12/8/95                321.05           162.99          163.20        136.49
2/16/96                313.16           108.66          179.42        143.06
4/26/96                423.66           135.43          183.26        145.77
7/5/96                 226.32            84.25          170.42        146.90
9/13/96                365.79            82.68            n/a         151.09
11/22/96               584.21           150.39          200.03        165.08
1/31/97               1163.16           207.87          225.82        173.44

-----------------
(1)  Price as a Percent of Base Period Value

APPLIED MAGNETICS CORPORATION
-------------------------------------------------------------------------------
Enhanced Earnings Potential

Highlights:

* Applied Magnetics has demonstrated the ability to significantly reduce S,G&A expense while strengthening its business:


                                              Applied Magnetics
                              ------------------------------------------------
       Fiscal Year               S,G&A Expenses             % of Revenue
--------------------------    ---------------------    -----------------------
           1991                       $27.2                      7.1%
           1992                        25.5                      8.6
           1993                        20.1                      6.0
           1994                        17.3                      6.2
           1995                         7.4                      2.5
           1996                         6.5                      1.9


    - The management team at Applied Magnetics will apply this experience to reduce the combined company's S,G&A and R&D spending.

* Similarly, the Applied Magnetics team will utilize the same discipline to increase overall manufacturing efficiency:

    - Application of Applied Magnetics' standard costs to Read- Rite's unit volume would increase Read-Rite's pre-tax income by approximately $150 million.

* Operations will benefit from the combined businesses' economies of scale, including increased purchasing power for:

    -     Materials;

    -     Components; and

    -     Capital equipment.

*   Increased manufacturing volumes will result in reduced unit costs.

APPLIED MAGNETICS CORPORATION
---------------------------------------------------------------------
Enhanced Earnings Potential


Cost Savings:

* Management believes that significant costs savings can be achieved by eliminating redundant components of S,G&A and R&D.



                                               Year Ending
                                              September 30,
                                          ------------------------
                                              1997          1998
                                          ----------    ----------
Projected Combined Net Income(1)              $266          $363
After-Tax Cost Savings                          19            80
                                          --------       -------
Pro Forma Reported Net Income                 $285          $443
                                          --------       -------
Pro Forma Reported Earnings Per Share        $4.52         $6.88
Accretion to Applied Magnetics Stand-         (15)%         11%
Alone

------------------


(1)  Figures based on selected Street estimates.

APPLIED MAGNETICS CORPORATION
------------------------------------------------------------------------------
Enhanced Earnings Potential

Manufacturing Efficiencies:

* Application of Applied Magnetics' standard costs to Read-Rite's unit volume would result in pre-tax savings of approximately $150 million.


                                    Pre-Tax Manufacturing Savings
                      --------------------------------------------------------
                         $15         $30         $45         $60        $75
                      ---------   ---------   ---------   ---------   --------
% of Total               10%         20%         30%         40%        50%
 Potential
 Savings
Increment to            $0.19       $0.37       $0.56       $0.75      $0.93
 Projected Reported
 1998 EPS
Accretion to              14%         17%         20%         23%         26%
 Applied Magnetics
 Stand-Alone


Combination of Cost Savings and Manufacturing Efficiencies:

* Combining the effects of S,G&A and R&D savings with manufacturing efficiencies (estimated at 30% of total potential manufacturing efficiencies) would result in earnings per share accretion of 20% for Fiscal Year 1998.

                                                  Fiscal
                                                   1998
                                                 ---------
Projected Combined Net Income                      $363(1)
After-tax costs savings                              80
After-tax impact of manufacturing                    36(2)
 efficiencies                                    ---------
Pro Forma Reported Net Income                      $479
                                                 ---------
Pro Forma Reported Earnings                       $7.44
 Per Share
Accretion to Applied Magnetics                      20%
 Stand-Alone

------------------------
(1)     Figures based on selected Street estimates.
(2)     Assumes 30% of total potential savings are achieved in 1998.